Calculation of Filing Fee Tables
S-3
CENTURY ALUMINUM CO
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(r)				0.000087
Fees to be Paid	2	Equity	Preferred Stock	457(r)				0.000087
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.000087
Fees to be Paid	4	Other	Guarantees of Debt Securities	457(r)				0.000087
Fees to be Paid	5	Other	Warrants	457(r)				0.000087
Fees to be Paid	6	Equity	Depositary Shares	457(r)				0.000087
Fees to be Paid	7	Other	Subscription Rights	457(r)				0.000087
Fees to be Paid	8	Other	Stock Purchase Contracts	457(r)				0.000087
Fees to be Paid	9	Other	Stock Purchase Units	457(r)				0.000087
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities or that are issued in units or represented by depositary shares. In accordance with Rule 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all registration fees.

[2]	See Note (1).

[3]	See Note (1).

[4]	See Note (1). The debt securities may be guaranteed pursuant to guarantees by one or more subsidiaries of the Registrant. Pursuant to Rule 457(n), no separate fee for the guarantees is payable.

[5]	See Note (1). The warrants covered by this registration statement may be warrants for debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights.

[6]	See Note (1).

[7]	See Note (1).

[8]	See Note (1).

[9]	See Note (1).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date